                                      FORM OF
                               INVESTOR SERVICES PLAN
                                RYDEX VARIABLE TRUST


     WHEREAS, Rydex Variable Trust (the "Trust") is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act") and the Trust desires to compensate service providers (the "Service Providers") who provide the services described herein to investors who from time to time invest indirectly (the "Investors") in shares (the "Shares") of any of the Trust's Funds (the "Funds") listed on Exhibit A hereto; and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Plan will benefit the Funds of the Trust and Investors in Shares of such Funds.

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Investor Services Plan (the "Plan").

     SECTION 1. The Trust has adopted this Plan to enable the Trust to bear expenses for providing investor services.

     SECTION 2. The Trust will pay Service Providers a fee up to the amount set forth on Exhibit A for providing investor services. Service Providers may use this fee for:

(i) printing and mailing of the Funds' prospectuses and statements of additional information;

(ii) forwarding communications from the Funds to Investors, including proxy solicitation material, and annual and semi-annual shareholder reports;

(iii) Transaction fees..........[Define Financial Advisers here?]financial advisers who allocate funds for investment in Shares of the Funds on behalf of Investors ("Financial Advisers");

(iv) Estimating.........;

(v) assisting Investors who wish or need to change Financial Advisers; and

(vi) providing support services to Financial Advisers, including, but not limited to: (a) providing Financial Advisers with updates on policies and procedures; (b) answering questions of Financial Advisers regarding the Funds' portfolio investments; (c) providing performance information regarding the Funds; (d) providing information to Financial Advisers regarding the Funds' investment objectives; (e) providing Investor account information to Financial Advisers; and (f) redeeming Fund Shares for the payment of Financial Adviser fees.

Service Providers may also use this fee for payments to insurance companies, and to affiliates and subsidiaries of such Service Providers, as compensation for providing the services described herein.

     SECTION 3. This Plan shall not take effect with respect to any Fund until it has been approved by a vote of the majority of both the Trustees of the Trust and the Qualified Trustees (as defined in Section 8 herein), cast either in person, telephonically or by written consent.

     SECTION 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     SECTION 5. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees of the Trust.

     SECTION 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees, on not more than 60 days written notice to any other party to the agreement; and (ii) that such agreement shall terminate automatically in the event of its assignment.

     SECTION 7. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 2 hereof without the approval of a majority of the Qualified Trustees of the Trust.

     SECTION 8. As used in this Plan: (i) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it; and (ii) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     SECTION 9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     SECTION 10. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.


                                             Dated as of ____________, 1998.

                                     EXHIBIT A

                                RYDEX VARIABLE TRUST
                                INVESTOR SERVICE FEE

RYDEX FUNDS

     Nova Fund
     Ursa Fund
     Precious Metals Fund
     OTC Fund
     Juno Fund
     U.S. Government Bond Fund
     U.S. Government Money Market Fund

INVESTOR SERVICE FEE . . . . . . . . . . . . . . Twenty-Five basis points (.25%)

CALCULATION OF FEE

     The investor service fee is based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                        INVESTOR SERVICES AGREEMENT
                            RYDEX VARIABLE TRUST


     THIS DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT is made as of December 31, 1998 by and between Rydex Variable Trust, a Delaware business trust (the "Trust"), and PADCO Financial Services, Inc. ("PFS"), a Maryland corporation (the "Agreement").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and its units of beneficial interest ("Shares") in each of its series of portfolios ("Funds") are registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust offers Shares exclusively to insurance companies who hold the Shares in separate accounts pursuant to variable annuity and variable life insurance contracts they issue;

     WHEREAS, PFS is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, and is a member in good standing of the National Association of Securities Dealers, Inc.; and

     WHEREAS, in accordance with the Investor Services Plan as adopted by the Trust (the "Plan"), the Trust desires to retain PFS to provide, directly or indirectly, the services described herein to owners of variable annuity and variable life insurance contracts who engage indirectly in strategic or tactical asset allocation investing under their variable annuity or variable life insurance contracts in Shares of Funds of the Trust ("Investors") listed on Exhibit A hereto; and

     WHEREAS, PFS is prepared to provide such services, directly or indirectly, commencing on the date first written above.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Trust and PFS hereby agree as follows:

1.   INVESTOR SERVICES

1.1 Pursuant to the Plan, PFS shall directly, or indirectly through other service providers determined by PFS ("Service Providers"), provide investor services to Investors. Investor services include some or all of the following:

     (i) printing Fund prospectuses and statements of additional information and mailing them to Investors or to financial advisors who allocate funds for investments in Shares of the Funds on behalf of Investors ("Financial Advisors");

     (ii) forwarding communications from the Funds to Investors or Financial Advisors, including proxy solicitation material and annual and semiannual reports;

     (iii) assistance in facilitating and processing increased transactions in Shares of the Funds in connection with strategic or tactical asset allocation investing;

     (iv) assistance in providing the Fund with advance information on strategic and tactical asset allocation trends and anticipated investment activity in and among the Funds;

     (v)       assisting Investors who wish or need to change Financial
               Advisers; and

     (vi) providing support services to Financial Advisers, including, but not limited to: (a) providing Financial Advisers with updates on policies and procedures; (b) answering questions of Financial Advisers regarding the Funds' portfolio investments; (c) providing performance information regarding the Funds; (d) providing information to Financial Advisers regarding the Funds' investment objectives; (e) providing Investor account information to Financial Advisers; and (f) redeeming Fund Shares, if necessary, for the payment of Financial Adviser fees.

1.2 Pursuant to the Plan, the Trust shall compensate PFS at a rate not to exceed .25% per annum of the Funds' average daily net assets for providing
     the investor services described in Section 1.1.   PFS may use such payments
     received from the Funds to compensate Service Providers for providing such services. Compensation shall be made from the assets of the funds of the Trust, and such compensation shall be calculated and accrued daily and paid within fifteen (15) days of the end of each month.

2.   INDEMNIFICATION AND NOTIFICATION

2.1 The Trust agrees to indemnify and hold harmless PFS, its officers, directors, and employees, and any person who controls PFS within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments an liabilities of any sort or kind which PFS, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by PFS, its officers, directors, employees or any controlling person resulting from such claims or demands arises out of the acquisition of Shares by any person which is based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Trust's Registration Statement, prospectus, SAI, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Trust's Registration Statement, prospectus, SAI or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading.

     Notwithstanding the foregoing, the Trust shall not be obligated to indemnify any entity or person pursuant to this paragraph 2.1 against any losses, claims, costs, charges, payments, damages, liabilities or expenses (including attorneys' fees) of any sort or kind arising: (i) by reason of PFS's willful misfeasance, bad faith or negligence in the performance of PFS's duties hereunder; (ii) by reason of reckless disregard of PFS's obligations or duties hereunder, from reliance on information furnished to the Trust by PFS or its affiliates; or (iii) by reason of PFS's refusal or failure to comply with the terms or conditions of this Agreement.

2.2 PFS agrees to indemnify and hold harmless the Trust, its several officers and Trustees and each person, if any, who controls a Fund or Funds within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Trust, its officers or Trustees, or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or any controlling person resulting from such claims or demands arose: (i) by reason of PFS's willful misfeasance, bad faith or negligence in performance of PFS's duties or obligations hereunder or by reason of reckless disregard of its duties or obligations hereunder; (ii) from reliance on information furnished to the Trust by PFS or its affiliates; or (iii) from PFS's refusal or failure to comply with the terms or conditions of this Agreement.

2.3 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, whose approval shall not be unreasonably withheld. In the event that the Indemnifying Party elects to assume the defense of any Indemnification Claim and retains legal counsel, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 2.3 shall survive the termination of this Agreement.

     In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnified Party, or in case there is a conflict of interest between the Trust and PFS, the Indemnifying Party will reimburse the Indemnified Party, its officers, trustees, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Indemnified Party or such defendants. The Indemnifying Party's indemnification agreement contained in this
     Section 2.3 and the Indemnifying Party's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, its officers, directors, trustees or employees, or any controlling persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Indemnified Party's benefit, to the benefit of its several officers, trustees, directors and employees, and their respective estates and to the benefit of the controlling person(s) and their successors. The Indemnifying Party agrees promptly to notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers, trustees or directors in connection with the issue and sale of any Shares.

2.4 The Trust agrees to advise PFS as soon as reasonably practical by a notice in writing delivered to PFS:

     (i) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or SAI then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

     (ii) of any happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or SAI then in effect or that requires the making of a change in such Registration Statement, prospectus or SAI in order to make the statements therein not misleading, and

     (iii) of all actions of the SEC with respect to any amendments to any Registration Statement, prospectus or SAI which may from time to time be filed with the SEC.

     For purposes of this Section 2.4, informal requests by or acts of the Staff of the SEC shall not be deemed actions of the SEC.

3.   TERM

3.1 This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein. This Agreement is terminable without penalty, on at least sixty days' written notice, by either party. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3.2 In the event a termination notice is given by the Trust, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by the Trust.

4.   LIMITATION OF LIABILITY

4.1 PFS shall at all times act in good faith and agrees to use its best efforts, within commercially reasonable limits, to ensure the accuracy of all services performed under this Agreement. PFS shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from: (i) PFS's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof;
     (ii) reliance on information furnished to the Trust by PFS or its affiliates; or (iii) PFS's refusal or failure to comply with the terms or conditions of this Agreement.

4.2 The Trust shall not be liable to PFS for any error of judgment or mistake of law or for any loss suffered by PFS, except a loss resulting from the Trust's willful misfeasance, bad faith or negligence in the performance of its duties and obligations hereunder, or by reason of reckless disregard thereof.

4.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

5.   EXCLUSION OF WARRANTIES

     THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PFS DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE TRUST, THE FUNDS OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. PFS DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

6.   MODIFICATIONS AND WAIVERS

     No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless made in writing signed by each party. No such writing shall be effective as against PFS unless said writing is executed by an officer of PFS. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

7.   SEVERABILITY

     The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability, shall remain fully effective.

8.   FORCE MAJEURE

8.1 No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by: (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

8.2 Notwithstanding any other provision in this Agreement, in the event of equipment failures or the occurrence of events beyond PFS's control which render its performance under this Agreement impossible, PFS shall at no additional expense to the Trust take reasonable steps to minimize service interruptions. PFS shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate third parties making reasonable provisions for emergency use of electronic data processing equipment.

9.   YEAR 2000

     In addition to any other express or implied warranties made in this Agreement, PFS hereby represents and warrants that each and every commercial and noncommercial hardware, software, firmware, mechanical, or electrical product ("Product(s)") utilized, created, assembled, manufactured, developed or modified in connection with any services offered or provided under this Agreement shall, at no additional cost to the Trust, be able to store and process accurately any and all date and date-related data (including, but not limited to, calculating, comparing, storing, processing, recording, valuing, recognizing, validating, presenting, and sequencing) during the year 2000 and thereafter, in the manner performed prior thereto, not withstanding the year 2000. The Trust may, at no additional cost, require PFS to demonstrate compliance and/or compliance techniques and test procedures it intends to follow, or evidence of compliance by Recipients, consistent with the date-related representations, warranties, and obligation contained herein.

10.  MISCELLANEOUS

     Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or PFS shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                    To the Trust:

                    Rydex Variable Trust
                    6116 Executive Boulevard
                    Suite 400
                    Rockville, MD  20852
                    Attn:____________________

                    To PFS:

                    PADCO Financial Services, Inc.
                    6116 Executive Boulevard
                    Suite 400
                    Rockville, MD  20852
                    Attn:____________________

11. GOVERNING LAW/VENUE. The laws of the State of Maryland, excluding the laws on conflicts of laws, and the applicable provision of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Maryland law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts within the State of Maryland, and PFS and the Trust hereby submit themselves to the exclusive jurisdiction of those courts.

12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

13. CAPTIONS. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

14. ARBITRATION. Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply. The parties hereby agree that judgment upon the aware rendered by the arbitrator may be entered in any court having jurisdiction.

     The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provision of this Article.

15.  OBLIGATIONS OF THE TRUST

     The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Trust individually or to impose any liability on any of them or any shareholder of the Trust personally, but shall bind only the assets and property of the Trust as provided in the Trust's Declaration of Trust.

16.  ENTIRE AGREEMENT

     This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



RYDEX VARIABLE TRUST


By:     /s/ Albert P. Viragh Jr.
        -----------------------------
Name:
        -----------------------------
Title:  President
        -----------------------------

PADCO FINANCIAL SERVICES, INC.


By:     /s/ Albert P. Viragh Jr.
        -----------------------------
Name:
        -----------------------------
Title:  President
        -----------------------------

                                    EXHIBIT A

                               RYDEX VARIABLE TRUST


RYDEX FUNDS
-----------

Nova Fund
Ursa Fund
Precious Metals Fund
OTC Fund
Juno Fund
U.S. Government Bond Fund
U.S. Government Money Market Fund